Exhibit 99.1

News Release
Contact:
Bruce P. Rounds, CFO
920-748-1634

ALLIANCE LAUNDRY HOLDINGS LLC REPORTS 2nd QUARTER 2006 EARNINGS

Ripon, Wis. - August 10, 2006 — Alliance Laundry Holdings LLC announced today results for the three and six months ended June 30, 2006.

Net revenues for the quarter ended June 30, 2006 increased $1.2 million, or 1.5%, to $86.9 million from $85.7 million for the quarter ended June 30, 2005. Our net loss for the quarter ended June 30, 2006 was $0.8 million as compared to a net loss of $2.7 million for the quarter ended June 30, 2005. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the quarter ended June 30, 2006 decreased $0.9 million to $15.7 million from $16.6 million for the quarter ended June 30, 2005.

The overall net revenue increase of $1.2 million was attributable to higher consumer laundry revenue of $1.5 million and higher service parts revenue of $0.6 million, which were partially offset by lower commercial laundry revenues of $0.9 million. Our net loss for the quarter ended June 30, 2006 included $1.1 million of costs related to the transfer of production lines from our Marianna, Florida plant to our Ripon, Wisconsin plant and another $2.1 million of costs related to the closure of our Marianna plant, with no similar costs in the second quarter of 2005.

Net revenues for the six months ended June 30, 2006 increased $2.8 million, or 1.8%, to $158.4 million from $155.6 million for the six months ended June 30, 2005. Our net loss for the six months ended June 30, 2006 was $2.3 million as compared to a net loss of $34.1 million for the six months ended June 30, 2005. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the six months ended June 30, 2006 increased $0.3 million to $29.5 million from $29.2 million for the six months ended June 30, 2005.

In announcing the Company’s results, CEO and President Thomas F. L’Esperance said, “We are pleased to report yet another solid quarter, and believe our operating performance reflects our efforts to continue manufacturing consolidations and match commodity cost increases with price increases. The physical move of the Marianna operations to our Ripon facilities was substantially completed by the end of July. We expect to begin seeing efficiencies from the consolidation during the fourth quarter of 2006.”

“On July 14, 2006, we announced the completion of the acquisition of substantially all of Laundry Systems Group NV’s Commercial Laundry Division (“CLD”) and look forward to the opportunities this transaction presents as we work together with the CLD team to execute our Company’s growth and customer one objectives,” said L’Esperance.

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in the indenture governing our 2005 Senior Subordinated Notes are tied to ratios based on these measures. “EBITDA” represents net income before interest expense, income tax (provision) benefit and depreciation and amortization, and “Adjusted EBITDA” is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used to provide useful information regarding a company’s ability to service and/or incur indebtedness. In addition, EBITDA and Adjusted EBITDA are defined in the indenture governing our 2005 Senior Subordinated Notes in a manner which is identical to the definition of EBITDA and Adjusted EBITDA in our New Senior Credit Facility under which we are required to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum interest coverage ratio. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and six months ended June 30, 2006 along with the components of EBITDA and Adjusted EBITDA.

-more-

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company’s products are sold under the well known brand names Speed Queen®, UniMac®, and Huebsch®.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2005.

Financial information for Alliance Laundry Holdings LLC appears on the next seven pages for the three and six months ended June 30, 2006.

-more-

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2006	2005
	Successor	Successor
Assets
Current assets:
Cash	$2,145	$5,075
Accounts receivable, net	11,364	9,056
Inventories, net	42,235	29,050
Beneficial interests in securitized accounts receivable	21,550	22,327
Deferred income tax assets	1,444	433
Prepaid expenses and other	5,131	2,139
Total current assets	83,869	68,080

Notes receivable, net	4,046	6,131
Property, plant and equipment, net	61,148	66,869
Goodwill	139,903	139,903
Beneficial interests in securitized financial assets	17,168	16,939
Deferred income tax assets	8,432	8,932
Debt issuance costs, net	10,250	11,172
Intangible assets, net	140,588	145,433
Other assets	-	-
Total assets	$465,404	$463,459

Liabilities and Member(s) Equity
Current liabilities:
Current portion of long-term debt	$53	$-
Revolving credit facility	2,000	-
Accounts payable	10,263	7,866
Other current liabilities	25,848	26,500
Total current liabilities	38,164	34,366

Long-term debt:
Senior credit facility	175,000	177,000
Senior subordinated notes	149,383	149,336
Other long-term debt	947	-

Other long-term liabilities	9,690	8,924
Total liabilities	373,184	369,626

Commitments and contingencies
Member(s) equity	92,220	93,833
Total liabilities and member(s) equity	$465,404	$463,459

-more-

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands)

			Six Months	January 28,	January 1,
	Three Months Ended		Ended	2005 through	2005 through
	June 30,	June 30,	June 30,	June 30,	January 27,
	2006	2005	2006	2005	2005
	Successor	Successor	Successor	Successor	Predecessor
Net revenues	$86,931	$85,665	$158,410	$134,908	$20,683
Cost of sales	66,829	65,081	119,745	108,418	15,585
Gross profit	20,102	20,584	38,665	26,490	5,098

Selling, general and administrative expense	11,989	10,116	24,486	16,858	3,829
Securitization, impairment and other costs	2,096	8,015	3,924	8,015	-
Transaction costs associated with sale of business	-	-	-	-	18,790
Total operating expenses	14,085	18,131	28,410	24,873	22,619
Operating income (loss)	6,017	2,453	10,255	1,617	(17,521)

Interest expense	6,785	7,537	13,242	11,301	995
Loss from early extinguishment of debt	-	-	-	-	9,867
Other expense, net	360	-	360	-	-
Loss before taxes	(1,128)	(5,084)	(3,347)	(9,684)	(28,383)
(Benefit) provision for income taxes	(307)	(2,352)	(1,012)	(4,021)	9
Net loss	$(821)	$(2,732)	$(2,335)	$(5,663)	$(28,392)

-more-

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months	January 28,	January 1,
	Ended	2005 through	2005 through
	June 30,	June 30,	January 27,
	2006	2005	2005
	Successor	Successor	Predecessor
Cash flows from operating activities:
Net loss	$(2,335)	$(5,663)	$(28,392)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	11,245	10,365	526
Non-cash interest (income) expense	(808)	36	351
Non-cash executive unit compensation	1,809	-	1,089
Non-cash trademark impairment	1,400	-	-
Non-cash debt financing write-off	-	-	5,751
Non-cash inventory expense	-	6,246	-
Deferred income tax assets	(1,011)	(4,060)	-
Loss on sale of property, plant and equipment	131	3	-
Changes in assets and liabilities:
Accounts receivable	(1,741)	(10,284)	(556)
Inventories	(13,185)	(824)	(1,833)
Other assets	1,365	6,220	101
Accounts payable	2,397	(21,267)	19,076
Other liabilities	(163)	3,407	(2,732)
Net cash used in operating activities	(896)	(15,821)	(6,619)

Cash flows from investing activities:
Additions to property, plant and equipment	(2,492)	(2,072)	(188)
Cash paid for business development	(1,738)	-	-
Proceeds on disposition of assets	1,226	1	-
Net cash used in investing activities	(3,004)	(2,071)	(188)

Cash flows from financing activities:
Principal payments on long-term debt	(2,000)	(5,000)	1
Net increase in revolving line of credit borrowings	2,000	-	-
Proceeds from promissory notes	1,000	-	-
Proceeds from senior term loan	-	200,000	-
Proceeds from senior subordinated notes	-	149,250	-
Repayment of long-term debt	-	(275,920)	-
(Repurchase) issuance of common stock	(30)	117,000	-
Distribution to old unitholders	-	(154,658)	-
Debt financing costs	-	(13,230)	-
Cash paid for capitalized offering related costs	-	(1,364)	-
Net proceeds - management note	-	-	(71)

Net cash provided by (used in) financing activities	970	16,078	(70)

Decrease in cash	(2,930)	(1,814)	(6,877)
Cash at beginning of period	5,075	4,594	11,471
Cash at end of period	$2,145	$2,780	$4,594

-more-

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three and Six Months Ended June 30, 2006 (Dollars in Thousands):

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2006	2005
	Successor	Successor

Net loss	$(821)	$(2,732)
Benefit for income taxes	(307)	(2,352)
Interest expense	6,785	7,537
Depreciation and amortization (a)	5,378	6,240
Non-cash interest income included
in amortization above	(444)	(579)
EBITDA	10,591	8,114
Finance program adjustments (b)	750	(496)
Other non-recurring charges (c)	3,505	8,305
Other non-cash charges (d)	524	640
Other expense (e)	360	-
Adjusted EBITDA	15,730	16,563

Interest expense	(6,785)	(7,537)
Non-cash interest income included
in amortization above	444	579
Other non-cash interest	(333)	880
Finance program adjustments (b)	(750)	496
Other non-recurring charges (c)	(3,505)	(8,305)
Loss on sale of property, plant and equipment	111	2
Other expense	(351)	(42)
Changes in assets and liabilities	1,953	330
Net cash provided by operating activities	$6,514	$2,966

(a)	Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b)
We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c)	Other non-recurring charges are described as follows:

-more-

•
Other non-recurring charges for the quarter ended June 30, 2006 relate to $2.1 million of costs associated with the closure of the Marianna, Florida production facility which are included in the Securitization, impairment and other costs line of our consolidated statements of operations, $1.1 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations and a periodic accrual of $0.3 million under a one time retention bonus agreement entered into with certain management employees concurrent with the Acquisition, which is included in the selling, general and administrative expense line of our consolidated statements of operations. Under the retention bonus agreements, the executives are entitled to receive special retention bonus awards upon the second anniversary of the closing date of the Acquisition, subject generally to their continued employment with Alliance Laundry through such date.

•
Other non-recurring charges for the quarter ended June 30, 2005 relate to $8.0 million of transaction costs incurred in establishing a new asset backed facility for the sale of equipment notes and trade receivables, which is included in the Securitization, impairment and other costs line of our consolidated statements of operations, and a periodic accrual of $0.3 million under the one time retention bonus agreement entered into with certain management employees.

(d)	Other non-cash charges are described as follows:

•
Other non-cash charges for the quarter ended June 30, 2006 are comprised of $0.5 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

•
Non-cash charges for the quarter ended June 30, 2005 relate to $0.6 million of cost associated with the inventory step-up to fair market value recorded at the Acquisition date, which are included in the cost of sales line of our consolidated statements of operations.

(e)	Other expense is described as follows:

•
Other expense for the quarter ended June 30, 2006 consists of $0.4 million of mark to market loss for two foreign exchange hedge agreements entered to control the foreign exchange risk associated with the initial acquisition price of CLD, which is included in the other expense line of our consolidated statements of operations.

-more-

	Six Months	January 28,	January 1,	Six Months
	Ended	2005 through	2005 through	Ended
	June 30,	June 30,	January 27,	June 30,
	2006	2005	2005	2005
	Successor	Successor	Predecessor	Combined

Net loss	$(2,335)	$(5,663)	$(28,392)	$(34,055)
(Benefit) provision for income taxes	(1,012)	(4,021)	9	(4,012)
Interest expense	13,242	11,301	995	12,296
Depreciation and amortization (a)	11,245	10,365	526	10,891
Non-cash interest income included
in amortization above	(922)	(911)	-	(911)
EBITDA	20,218	11,071	(26,862)	(15,791)
Finance program adjustments (b)	844	420	31	451
Other non-recurring charges (c)	4,872	8,498	28,657	37,155
Other non-cash charges (d)	3,209	6,246	1,089	7,335
Other expense (e)	360	-	-	-
Management fees paid to affiliates of Bain	-	-	83	83
Adjusted EBITDA	29,503	26,235	2,998	29,233

Interest expense	(13,242)	(11,301)	(995)	(12,296)
Non-cash interest income included
in amortization above	922	911	-	911
Other non-cash interest	(808)	36	351	387
Finance program adjustments (b)	(844)	(420)	(31)	(451)
Other non-recurring charges (c)	(4,872)	(8,498)	(28,657)	(37,155)
Non-cash debt financing write-off	-	-	5,751	5,751
Loss on sale of property, plant and equipment	131	3	-	3
Other expense	(359)	(39)	(92)	(131)
Changes in assets and liabilities	(11,327)	(22,748)	14,056	(8,692)
Net cash used in operating activities	$(896)	$(15,821)	$(6,619)	$(22,440)

(a)	Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b)
We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c)	Other non-recurring charges are described as follows:

•
Other non-recurring charges for the period from January 1, 2005 through January 27, 2005 relate to seller transaction costs of $18.8 million incurred as part of the Acquisition which are included in the transaction costs associated with the sale of business line of our consolidated statements of operations, and a loss on the early extinguishment of debt of $9.9 million which is included in the loss from early extinguishment of debt line of our consolidated statements of operations.

-more-

•
Other non-recurring charges for the period from January 28, 2005 through June 30, 2005 relate to $8.0 million of transaction costs incurred in establishing a new asset backed facility for the sale of equipment notes and trade receivables, which is included in the Securitization, impairment and other costs line of our consolidated statements of operations, and a periodic accrual of $0.5 million under the one time retention bonus agreement entered into with certain management employees, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

•
Other non-recurring charges for the six months ended June 30, 2006 consist of $1.8 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations, $2.5 million of costs associated with the closure of the Marianna, Florida production facility which are included in the Securitization, impairment and other costs line of our consolidated statements of operations and a periodic accrual of $0.6 million under the one time retention bonus agreement with certain management employees referred to above.

(d)	Other non-cash charges are described as follows:

•
Non-cash charges for the period from January 1, 2005 through January 27, 2005 of $1.1 million relate to non-cash incentive compensation expense resulting from the acceleration of vesting for incentive units at the date of the Acquisition, which are included in the selling, general and administrative expense line of our consolidated statements of operations.

•
Non-cash charges for the period from January 28, 2005 through June 30, 2005 relate to $6.2 million of cost associated with the inventory step-up to fair market value recorded at the Acquisition date, which are included in the cost of sales line of our consolidated statements of operations.

•
Non-cash charges for the six month period ended June 30, 2006 are comprised of $1.8 million of non-cash incentive compensation expense related to management incentive stock options which is included in the selling, general and administrative expense line of our consolidated statements of operations and a $1.4 million non-cash impairment charge related to the Ajax trademark, driven by the Company’s decision to discontinue sales of AJAX® products. The Ajax impairment is included in the Securitization, impairment and other costs line of our consolidated statements of operations.

(e)	Other expense is described as follows:

•
Other expense for the six months ended June 30, 2006 consists of $0.4 million of mark to market loss for two foreign exchange hedge agreements entered to control the foreign exchange risk associated with the initial acquisition price of CLD, which is included in the other expense line of our consolidated statements of operations.

-end-